UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2014

TREEHOUSE FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware	20-2311383
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road
Suite 600
Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

On April 18, 2014, TreeHouse Foods, Inc. (NYSE: THS) (“TreeHouse”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) to acquire all of the outstanding shares of PFF Capital Group Inc. (“PFF Capital”), which is a privately owned Canadian company and developer and manufacturer of premium quality food and beverage products, namely private label broth, soups and gravies, from Whitecastle Investments Limited and the other shareholders of PFF Capital (collectively, the “Sellers”).

The purchase price is CAD $170 million in cash, payable at closing and subject to an adjustment for working capital. The Purchase Agreement contains customary representations and warranties, covenants and agreements. In addition, TreeHouse and the Sellers have agreed to indemnify each other for certain losses, and approximately $11 million of the purchase price will be held in escrow to secure the Sellers’ indemnification obligations under the Purchase Agreement.

The transaction is expected to close in the second quarter of 2014, subject to the satisfaction of customary closing conditions, including the receipt of U.S. and Canadian anti-trust regulatory approval. The transaction will be financed through borrowings under TreeHouse’s existing credit facility. The Purchase Agreement is subject to termination if the transaction is not completed before July 17, 2014.

The Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein. The above description of the material terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 2.1.

Item 2.02. Results of Operations and Financial Condition

The information contained in “Item 7.01. Regulation FD Disclosure” is incorporated by reference into this Item 2.02.

Item 7.01. Regulation FD Disclosure

On April 21, 2014, TreeHouse issued a press release announcing that it has entered into an agreement to acquire PFF Capital. The press release is furnished as Exhibit 99.1 and incorporated herein by reference. Also on April 21, 2014, TreeHouse issued a press release confirming its first quarter and full year adjusted earnings per share guidance, excluding the effect of the acquisition of PFF Capital, and announcing an increase in net sales. A copy of this press release is furnished as Exhibit 99.2 and incorporated herein by reference. The information in this Form 8-K under Item 7.01 and Exhibit 99.1 and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit Number	Exhibit Description

2.1	Stock Purchase Agreement, dated as of April 18, 2014, by and among TreeHouse, Whitecastle Investments Limited, the other sellers party thereto and PFF Capital

99.1	Press Release dated April 21, 2014, announcing acquisition of PFF Capital, furnished herewith

99.2	Press Release dated April 21, 2014, announcing financial results, furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date: April 21, 2014	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
General Counsel, Executive Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

2.1	Stock Purchase Agreement, dated as of April 18, 2014, by and among TreeHouse, Whitecastle Investments Limited, the other sellers party thereto and PFF Capital

99.1	Press Release dated April 21, 2014, announcing acquisition of PFF Capital, furnished herewith

99.2	Press Release dated April 21, 2014, announcing financial results, furnished herewith